UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2020

NIELSEN HOLDINGS PLC

(Exact name of registrant as specified in its charter)

England and Wales	001-35042	98-1225347
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Broad Street New York, New York 10004		Nielsen House John Smith Drive Oxford Oxfordshire OX4 2WB United Kingdom
+1 (646) 654-5000		+1 (646) 654-5000

(Address of principal executive offices)

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value €0.07 per share	NLSN	New York Stock Exchange

Item 1.01	Entry into a Material Definitive Agreement.

Amendment No. 1 to the 2020 Credit Agreement

On July 21, 2020, Nielsen Finance LLC (“Nielsen Finance”), a wholly owned subsidiary of Nielsen Holdings plc (“Parent”) and Nielsen Holding and Finance B.V. (the “Dutch Borrower”) entered into Amendment No. 1 (“Amendment No. 1”), relating to its Credit Agreement, dated as of June 4, 2020, by and among Nielsen Finance and the Dutch Borrower, as borrowers, the guarantors party thereto, the lenders and agents party thereto from time to time, and Citibank, N.A., as administrative agent (the “2020 Credit Agreement”). Pursuant to Amendment No. 1, the Dutch Borrower incurred new Euro Term B-3 Loans in an aggregate principal amount of €240,000,000 (the “Incremental Euro Term B-3 Loans”), thereby increasing the outstanding amount of existing Euro Term B-3 Loans under the 2020 Credit Agreement to approximately €660,000,000. The proceeds of the Incremental Euro Term B-3 Loans were used by Nielsen to prepay the Class B-2 Euro Term Loans under the Existing Credit Agreement (as defined below) in an aggregate principal amount of €240,000,000 and all accrued interest and expenses.

The Incremental Euro Term B-3 Loans are subject to the same terms, maturity date and interest rate as the existing Euro Term B-3 Loans. The Incremental Euro Term B-3 Loans are subject to customary affirmative and negative covenants and events of default.

Amendment Agreement to the Fifth Amended and Restated Credit Agreement

On July 21, 2020, Nielsen Finance entered into an Amendment Agreement (the “Amendment Agreement”) amending and restating its Fifth Amended and Restated Credit Agreement, dated as of June 29, 2018, by and among Nielsen Finance, TNC (US) Holdings Inc. and the Dutch Borrower, as borrowers, the guarantors party thereto, the lenders and agents party thereto from time to time, and Citibank, N.A., as administrative agent (as amended before July 21, 2020, the “Existing Credit Agreement”). The Existing Credit Agreement, as amended pursuant to the Amendment Agreement, is referred to herein as the “Sixth A&R Credit Agreement.” The modifications in the Sixth A&R Credit Agreement primarily conform the covenants and certain other terms to the terms of the 2020 Credit Agreement. The Sixth A&R Credit Agreement expressly permits actions in connection with and resulting in the disposition of Nielsen Global Connect, which provides consumer packaged goods manufacturers and retailers with actionable information and a complete picture of the complex and changing marketplace that companies need to innovate and grow their businesses (the “Connect Business”), including by way of a separation of the Connect Business, as previously announced by Parent.

Certain of the lenders under the Existing Credit Agreement and the 2020 Credit Agreement, or their affiliates, have provided, and may in the future from time to time provide, certain commercial and investment banking, financial advisory and other services in the ordinary course of business for the registrant and its affiliates, for which they have in the past and may in the future receive customary fees and commissions.

The foregoing description of Amendment No. 1 and the Amended Existing Credit Agreement does not purport to be complete and is qualified in its entirety by reference to Amendment No. 1, which is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference and by reference to the Amendment Agreement and the Amended Existing Credit Agreement, which are attached as Exhibit 4.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

Exhibit 4.1	Amendment No. 1, dated as of July 21, 2020, among Nielsen Finance LLC, Nielsen Holding and Finance B.V., the guarantors party thereto, Citibank, N.A., as administrative agent, and the lenders party thereto from time to time.

Exhibit 4.2	Amendment Agreement, dated as of July 21, 2020, among Nielsen Finance LLC, TNC (US) Holdings Inc., Nielsen Holding and Finance B.V., the guarantors party thereto, Citibank, N.A., as Administrative Agent, a Swing Line Lender and an L/C Issuer, and the lenders party thereto from time to time.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 21, 2020

NIELSEN HOLDINGS PLC

By:	/s/ Emily Epstein
Name:	Emily Epstein
Title:	Secretary